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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-23695) pertaining to the Amended and Restated Incentive Compensation Plan of Stericycle, Inc., in the Registration Statement on Form S-8 (Registration No. 333-24185) pertaining to the Directors Stock Option Plan of Stericycle, Inc., in the Registration Statement on Form S-8 (Registration No. 333-48761) pertaining to the 1997 Stock Option Plan of Stericycle, Inc., and in the Registration Statement on Form S-8 (Registration No. 333-55156) pertaining to the 2000 Nonstatutory Stock Option Plan of Stericycle, Inc., of our report dated February 23, 2001, with respect to the consolidated financial statements and schedule of Stericycle, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2000.

                                    /s/ Ernst & Young LLP

Chicago, Illinois
February 23, 2001